Exhibit 10.6

Share Subscription Agreement

This Share Subscription Agreement was signed in the Republic of China on May 18, 2020, by the National Development Fund, Executive Yuan (hereinafter referred to as the “National Development Fund”) and OBOOK HOLDINGS INC. Co., Ltd.

Invested enterprise	OBOOK HOLDINGS INC. Unified number is not applicable (☐ Domestic ⬛ Overseas company)
Investor	National Development Fund

1. Investment type	The investor invests cash to obtain “Class A preferred shares” issued by the invested enterprise.

2. Purpose of investment funds	To provide working capital for the invested enterprises during the recent period of severe special infectious pneumonia epidemic, and to reduce the impact of the epidemic on the economy and finance. The investment funds are exclusively used for the working capital of the invested enterprise and may not be used to pay off loans (including but not limited to payment of loans from related parties).

3. Investment amount and price per share

1. National Development Fund subscribes for 1,000,000 Class A preferred shares of the invested enterprise (hereinafter referred to as “the preferred shares”). The subscription price per share is NT$ 60, and the total subscription amount is NT$ 60,000,000.

2. The period of the preferred shares is two years.

4. Capital structure of the invested enterprise	After the completion of this investment, the National Development Fund holds 1,000,000 Class A preferred shares out of a total of 77,544,095 issued shares of the invested enterprise, accounting for 1.2896% of the total issued shares.

5. Rights and obligations of the preferred shares

1. The preferred shares does not require voting rights, nor does it require the right to elect directors and supervisors. However, the preferred shares have the right to vote on preferred shares shareholders’ meetings and matters related to the rights of shareholders of the preferred shares.

2. Except for dividends, the preferred shares will not participate in the distribution of earnings and capital reserves of ordinary shares and other preferred shares.

3. The dividend of this preferred shares is set at an annual interest rate of 1.5%, calculated based on the total subscription amount, and will be paid once a year in cash. After the financial report and accounting statements are approved at the annual regular meeting of shareholders, the board of directors will determine the ex-dividend base date for the distribution of dividends of the preferred shares. It is used to pay the payable and accumulated undistributed dividends. Dividends for each year are calculated from the issuance date and are paid based on the actual number of issuance days in that year. The issuance date is defined as the base date for the capital increase of the preferred shares. If the invested enterprise has a surplus in the year, it shall pay taxes, make up for losses and allocate 10% of the statutory surplus reserve in accordance with the law, and then combine its surplus for that year with the undistributed surplus accumulated in previous years and give priority to the distribution of the preferred shares. If there is no surplus in the year or the surplus is insufficient to fully distribute the dividends of the preferred shares, the surplus to be distributed shall still be distributed to the preferred shares in priority, and the insufficient dividends shall be made up first in subsequent years with surplus, or in accordance with the paragraph 4 of this article prescribed processing.

4. The period of the preferred shares is two years. On the maturity date, the invested enterprise shall take back all the preferred shares in cash at one time based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated over the two-year period. In addition, the invested enterprise may redeem the preferred shares in advance based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated in proportion to the two-year period before the maturity date.

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5. The preferred shares have priority over ordinary shares and other preferred shares in the distribution of the remaining assets of the invested enterprise, but shall not exceed the total subscription amount of the investors plus the undelivered dividends calculated in the two-year period.

6. Agreed conversion: There is no agreed right to convert the preferred shares into ordinary shares.

7. If the invested enterprise conducts public offering or any of the circumstances in paragraph 3, article 6, paragraph 2, article 11, and article 12 of this Share Subscription Agreement during the period of the preferred shares, the invested enterprise shall redeem in advance in accordance with the paragraph 4 of this Article.

8. If the preferred shares qualify for early redeem or after the expiration of the period, the invested enterprise is unable to redeem all or part of the preferred shares due to force majeure or reasons attributable to the invested enterprise, its rights to the unredeemed preferred shares shall continue to be in accordance with the aforementioned issuance conditions until the invested enterprise has fully redeemed all the preferred shares subscribed by the investor. The dividends are also calculated based on the original annual interest rate over the actual extension period, which shall not affect the rights of the preferred shares in accordance with the articles of association of the invested enterprise.

6. Effectiveness of this Share Subscription Agreement

1. The invested enterprise shall convene relevant meetings in accordance with the law within three months after both parties sign this share subscription agreement, and stipulate all the rights and obligations of the preferred shares into the articles of association of the invested enterprise. The investor will remit the investment amount to the invested enterprise designated account within seven working days after receiving the minutes of the aforementioned meeting, the amended articles of association, and the invested enterprise’s statement that its original shareholders and employees will not exercise the subscription rights for the preferred shares. (Account: [***],

Account name: OBOOK HOLDINGS INC., account number: [***]).

2. The invested enterprise shall deliver the preferred shares to the investor within 90 working days after receiving the investment funds from the investor.

3. If the rights and obligations of the preferred shares recorded in the articles of association of the invested enterprise are inconsistent with the rights and obligations of the special shares stipulated in Article 5 of this share subscription agreement, the investor may require the invested enterprise to make corrections within a time limit. If the correction has not been made or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash, calculated based on the issuance amount of the special shares plus the b undelivered dividends calculated in proportion to the two-year period.

7. Transactions between interested parties	Transactions between the invested enterprise and an interested party must be reported in advance to the board of directors of the invested enterprise for discussion and resolution on a case-by-case basis, and the National Development Fund or its executive institution shall be notified in advance in writing to attend the board of directors to state their opinions.

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8. Obligations of the invested enterprise

1. The invested enterprise guarantees that it will continue to operate the invested enterprise during the period of the preferred shares and before the redemption of the preferred shares.

2. The invested enterprise shall provide its operating and financial status report within 45 days after the end of each quarter, provide an annual operating overview within three months after the end of each fiscal year, and provide an annual financial report audited by an accountant within five months to the National Development Fund or its executive institution.

3. The invested enterprise agrees that personnel designated by the National Development Fund or its executive institution may visit the invested enterprise from time to time to understand the business situation onsite, and inspect the account books and related records of the invested enterprise within a reasonable period. The invested enterprise shall also provide assistance needed for the visits.

4. The invested enterprise should allow the designated personnel of the National Development Fund or its executive institution to attend the board of directors and shareholders’ meeting of the invested enterprise, and when sending the meeting convening notice and meeting materials to its directors or shareholders in accordance with the law, they should also provide the notice and materials to the National Development Fund or its executive institution. The invested enterprise shall provide the minutes of each board of directors and shareholders meeting to the National Development Fund or its executive institution within 30 days after the conclusion of the meeting.

5. When the invested enterprise and its representative has a significant impact on the finance or business of the invested enterprise because any litigation, non-litigation event or any matter occurs, the invested enterprise shall notify the National Development Fund or its executive institution in writing in advance or within three days after the occurrence.

9. Joint and several liability	The joint guarantor shall be jointly and severally responsible for all obligations of the invested enterprise to the National Development Fund or its executive institution in accordance with this share subscription agreement.

10. Confidentiality	The National Development Fund or its executive institution, invested enterprises and its statutory agents, representatives, persons in charge, employees and appointees shall have the obligation to keep confidential the relevant contents of this investment and this share subscription agreement. Except for in accordance with the law or the order of the competent authority, neither party shall disclose it to others without the written consent of both parties.

11. Responsibilities invested enterprises should comply with	1.The period of the preferred shares is two years. On the maturity date, the invested enterprise shall redeem all the preferred shares in cash at one time based on the subscription amount plus the undelivered dividends calculated over the two-year period. If the invested enterprise fails to redeem the preferred shares within the expiration date, if the investor suffer damage as a result, the invested enterprise shall bear the liability for damages.

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2. If the invested enterprise violates the provisions of this share subscription agreement, such as: the use of investment funds, the guarantee of continued operations, the rights and obligations of the preferred shares other than the preceding paragraph stipulated in Article 5 of this share subscription agreement (including but not limited to the invested enterprise having a surplus but not distributing dividends or arrears of dividends on the preferred shares; or when the conditions for early redeem are met, the investor requests the redemption of preferred shares, but the invested enterprise fails to redeem them as scheduled), transactions with interested parties, notification obligations, the obligation to provide financial business information and related cooperation obligations, if the investor requests the invested enterprise to make corrections within the time limit, if the correction is not made within the time limit or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the special shares plus the undelivered dividends calculated in proportion to the two-year period. If the investor suffers damage as a result, the invested enterprise shall bear the liability for damages.

12. Anti-money laundering and counter-terrorism

If any of the following circumstances occurs, the National Development Fund may terminate this share subscription agreement, and the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the preferred shares plus the undelivered dividends calculated in proportion to the two-year period. If the National Development Fund or its executive institution suffers damage as a result, they can claim the damage against the invested enterprise:

1. The National Development Fund or its executive institution discovers that the invested enterprise and/or its related parties (including but not limited to statutory agents, responsible persons, representatives, substantial beneficiaries of legal persons, persons exercising control over legal persons, transactions related parties, hereinafter referred to as “related persons”) are individuals, legal persons or groups designated by economic sanctions and Counter-Terrorism Financing Act, as well as terrorists or groups identified or pursued by foreign governments or international organizations.

2. When the National Development Fund examines the identity of the invested enterprise and its related persons or deems it necessary (including but not limited to: suspected involvement in illegal activities, suspected money laundering, terrorist financing activities, or special cases reported by the media involving illegal activities, etc.), the invested enterprise fails to provide the necessary personal (including invested enterprise and related persons) or company information required for review, information about the substantial beneficiaries of the legal person account or the person who exercises control over it, or fails to explain the nature and purpose of the transaction or the source of funds.

3. Other invested enterprises have obviously abnormal transaction behavior.

13. Applicable law and court	This share subscription agreement shall be governed by the laws of the Republic of China. If any litigation arises out of this share subscription sgreement, the parties agree that the Taipei District Court of Taiwan shall be the exclusive court of first instance.

14. Miscellaneous	1. “Instructions for Application of the National Development Fund of the Executive Yuan for Investment Projects in Start-up Enterprises Affected by Severe Special Infectious Pneumonia” and its attachments are part of this share subscription agreement. If there is any conflict between the contents, this share subscription agreement shall prevail.

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2.Neither party may transfer or assign the rights and obligations of this share subscription agreement to any third party without the prior written consent of the other party.

3.Unless otherwise agreed in written, any oral or written contract, agreement or commitment regarding this investment made before the signing date of this share subscription agreement will cease to be effective after the signing date of this share subscription agreement, and this share subscription agreement serves as the only basis for rights and obligations.

4.If there are any unresolved matters or needed modifications to the contents of this share subscription agreement, they may be revised in written after negotiation between both parties.

5.If any provision in this share subscription agreement is invalid due to violation of mandatory or prohibited provisions of law, only the part will be invalid and will not affect the effectiveness and validity of other provisions of this share subscription agreement. Both parties shall replace such invalid provision with other legitimate agreements or methods that can best meet or achieve the original purpose.

6.This share subscription agreement is made in triplicate originals, and each party and the joint guarantor shall hold one copy as evidence. Both parties and the joint guarantors declare that they or their representatives have read and understood the meaning and spirit of all the terms of this share subscription agreement before signing this share subscription agreement.

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The Parties

National Development Fund: /s/ Authorized Representative

Invested Enterprise: OBOOK Holdings Inc. (Seal)

Representative: Chun-Kai Wang

Unified Number: [***]

Registered Address: Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, KY1-9006, Cayman Islands

Mail Address: 3F., No. 213, Sec. 3, Beixin Rd., Xindian Dist., New Taipei City 231

Joint Guarantor: Chun-Kai Wang

ID: [***]

Address: [***]

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Summary of Share Subscription Agreement with National Development Fund

The Company entered the Shares Subscription Agreement with the National Development Fund on May 18, 2020. The National Development Fund purchased 1,000,000 shares of the Class A Preferred Shares (the “Preferred Shares”) from the Company for NT$ 60,000,000.

The Preferred Shares shall only be entitled to vote (i) on matters that alter or change adversely the powers, preferences or rights given to the Preferred Shares; or (ii) at a meeting of the holders of Preferred Shares.

The Preferred Shares shall not be entitled to any distribution, other than a dividend at the rate of 1.5% per annum of the subscription price paid for each Preferred Shares.

The Company shall redeem all Preferred Shares upon the second anniversary of the issue date of the Preferred Shares by paying in cash the original subscription price paid for each Preferred Share together with all unpaid dividends thereon.

If the Company engages in an Initial Offering, or if the Company is required to redeem the Preferred Shares under Section 7 of Article 5 of the Class A Preferred Shares Purchase Agreement, the Company shall immediately redeem all Preferred Shares.

On November 15, 2021 agreed the period of the Preferred Shares be revised to three years, the terms related to the period have also been modified accordingly.

On July 21, 2023, the parties agreed that the agreement are revised as follows:

(1)	The date of redemption is extended by one year from the original date of redemption. The dividends during the extension period are calculated based on the original agreement of 1.5%

(2)	When the extended Preferred Shares issuance period expires, the Company will averagely redeem the preferred shares on a quarterly basis within five years, and pay the payable dividends.

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Consent to Amend Terms of Share Subscription Agreement

1. The terms amendment comparison table is as follows:

Number	Original Terms	Revised Terms

3. Investment amount and price per share	2. The period of the preferred shares is two years.	2. The period of the preferred shares is three years.

5. Rights and obligations of the preferred shares

4. The period of the preferred shares is two years. On the maturity date, the invested enterprise shall take back all the preferred shares in cash at one time based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated over the two-year period. In addition, the invested enterprise may redeem the preferred shares in advance based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated in proportion to the two-year period before the maturity date.

5. The preferred shares have priority over ordinary shares and other preferred shares in the distribution of the remaining assets of the invested enterprise, but shall not exceed the total subscription amount of the investors plus the undelivered dividends calculated in the two-year period.

4. The period of the preferred shares is three years. On the maturity date, the invested enterprise shall take back all the preferred shares in cash at one time based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated over the three period. In addition, the invested enterprise may redeem the preferred shares in advance based on the original total subscription amount of the preferred shares plus the undelivered dividends calculated in proportion to the three period before the maturity date.

5. The preferred shares have priority over ordinary shares and other preferred shares in the distribution of the remaining assets of the invested enterprise, but shall not exceed the total subscription amount of the investors plus the undelivered dividends calculated in the three period.

6. Effectiveness of this Share Subscription Agreement	3. If the rights and obligations of the preferred shares recorded in the articles of association of the invested enterprise are inconsistent with the rights and obligations of the special shares stipulated in Article 5 of this share subscription agreement, the investor may require the invested enterprise to make corrections within a time limit. If the correction has not been made or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash, calculated based on the issuance amount of the special shares plus the b undelivered dividends calculated in proportion to the two-year period.	3. If the rights and obligations of the preferred shares recorded in the articles of association of the invested enterprise are inconsistent with the rights and obligations of the special shares stipulated in Article 5 of this share subscription agreement, the investor may require the invested enterprise to make corrections within a time limit. If the correction has not been made or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash, calculated based on the issuance amount of the special shares plus the b undelivered dividends calculated in proportion to the three period.

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11.Responsibilities invested enterprises should comply with

1.The period of the preferred shares is two years. On the maturity date, the invested enterprise shall redeem all the preferred shares in cash at one time based on the subscription amount plus the undelivered dividends calculated over the two-year period. If the invested enterprise fails to redeem the preferred shares within the expiration date, if the investor suffer damage as a result, the invested enterprise shall bear the liability for damages.

2. If the invested enterprise violates the provisions of this share subscription agreement, such as: the use of investment funds, the guarantee of continued operations, the rights and obligations of the preferred shares other than the preceding paragraph stipulated in Article 5 of this share subscription agreement (including but not limited to the invested enterprise having a surplus but not distributing dividends or arrears of dividends on the preferred shares; or when the conditions for early redeem are met, the investor requests the redemption of preferred shares, but the invested enterprise fails to redeem them as scheduled), transactions with interested parties, notification obligations, the obligation to provide financial business information and related cooperation obligations, if the investor requests the invested enterprise to make corrections within the time limit, if the correction is not made within the time limit or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the special shares plus the undelivered dividends calculated in proportion to the two-year period. If the investor suffers damage as a result, the invested enterprise shall bear the liability for damages.

1.The period of the preferred shares is three years. On the maturity date, the invested enterprise shall redeem all the preferred shares in cash at one time based on the subscription amount plus the undelivered dividends calculated over the three period. If the invested enterprise fails to redeem the preferred shares within the expiration date, if the investor suffer damage as a result, the invested enterprise shall bear the liability for damages.

2. If the invested enterprise violates the provisions of this share subscription agreement, such as: the use of investment funds, the guarantee of continued operations, the rights and obligations of the preferred shares other than the preceding paragraph stipulated in Article 5 of this share subscription agreement (including but not limited to the invested enterprise having a surplus but not distributing dividends or arrears of dividends on the preferred shares; or when the conditions for early redeem are met, the investor requests the redemption of preferred shares, but the invested enterprise fails to redeem them as scheduled), transactions with interested parties, notification obligations, the obligation to provide financial business information and related cooperation obligations, if the investor requests the invested enterprise to make corrections within the time limit, if the correction is not made within the time limit or the correction is incomplete, the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the special shares plus the undelivered dividends calculated in proportion to the three period. If the investor suffers damage as a result, the invested enterprise shall bear the liability for damages.

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12. Anti-money laundering and counter-terrorism	If any of the following circumstances occurs, the National Development Fund may terminate this share subscription agreement, and the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the preferred shares plus the undelivered dividends calculated in proportion to the two-year period. If the National Development Fund or its executive institution suffers damage as a result, they can claim the damage against the invested enterprise:	If any of the following circumstances occurs, the National Development Fund may terminate this share subscription agreement, and the invested enterprise shall immediately repurchase the preferred shares held by the investor in cash based on the issuance amount of the preferred shares plus the undelivered dividends calculated in proportion to the three period. If the National Development Fund or its executive institution suffers damage as a result, they can claim the damage against the invested enterprise:

2. The contents of the above revised terms have been reviewed by the invested enterprise and ⬛agreed/☐disagree to the revision of terms. After the revision, the terms will be effective from the date of the original share subscription agreement signed by both parties, without exchanging the contract separately. If there is any conflict between the terms of the original share subscription agreement and the revised terms, the revised terms shall prevail. If the revision is not agreed, the original share subscription agreement shall remain valid.

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(Below Blank and to Signature Page)

TO

National Development Fund Management Council, Executive Yuan

The person who made the consent

Invested enterprise: OBOOK HOLDINGS Inc.

Representative: Wang, Chun-Kai

Unified number: [***]

Address: 3F, No. 217, Section 3, Beixin Road, Xindian District, New Taipei City 231633

Date: November 15, 2021

(Below Blank)

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Consent to Amend Terms of Share Subscription Agreement (2)

Whereas the Company and the National Development Fund Management Council, Executive Yuan (hereinafter referred to as the “Investor”) signed the “Share Subscription Agreement” dated on May 18, 2020 and the Consent to Amend Terms of Share Subscription Agreement, in accordance with the letter, Guofa Zi No. 11029032271, dated on November 8, 2021 (hereinafter referred to as the “Original Agreement”). The Investor invested in cash to obtain the Preferred Shares issued by the Company (hereinafter referred to as the “Preferred Shares”), and the trust property account of Yongfeng Commercial Bank is entrusted to receive, manage and utilize the investment assets declared to the trust by the Investor. In accordance with the resolution of the 103rd meeting of the National Development Fund Management Council, Executive Yuan, the Company agrees that the Original Agreement is revised as follows:

1. After the Company pays the Investor the dividends payable during the original Preferred Shares issuance period before the expiration date of the Preferred Shares, the Preferred Shares issuance period will be extended for one year, and the dividend during the extension period will be calculated at the original agreed annual interest rate of 1.5%.

2. When the previously extended Preferred Shares issuance period expires, the Company should redeem the Preferred Shares on an average quarterly basis within five years and pay the dividends payable during the period.

3. This consent is part of the Original Agreement and takes effect from the date of signing. This amendment consent takes precedence over the Original Agreement, without exchanging the contract separately. The rights, obligations and other related matters will still be handled in accordance with the Original Agreement.

TO

National Development Fund Management Council, Executive Yuan

Yongfeng Commercial Bank Trust Property Account

The person who made the consent

OBOOK HOLDINGS Inc.

Representative: Wang, Chun-Kai

Unified number: [***]

Address: 3F, No. 217, Section 3, Beixin Road, Xindian District, New Taipei City 231633

Date: July 21, 2023

(Blank Below)

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OBOOK HOLDINGS INC.

Address: 8F, No. 26, Wencheng Road, Beitou District, Taipei City Phone: +886-2-66108180 #805 Contact: Kate Chiang Email: kate_chiang@owlting.com

Attention: Taipei Computer Association (Responsible for government subsidy projects)

Date: December 12, 2024

Letter Number: OB2024121201

Speed: Regular

Confidentiality Level: Confidential

Attachments: As stated in the document

Subject:

Regarding the early redemption clause of the Class A Preferred Shares as stated in the Share Subscription Agreement, our Company proposed additional explanations on the related procedures. Please review and respond accordingly.

Description:

1.

Our Company plans to apply for a public offering in the U.S. capital markets and intends to redeem in advance the Class A Preferred Shares issued in 2020 and subscribed by the Executive Yuan National Development Fund Management Committee (“NDF”).

2.	The capital increase date for the issuance of our Class A Preferred Shares was July 23, 2020, with a total subscription amount of NT$60,000,000 by NDF.

3.

Our Company has confidentially filed with the U.S. Securities and Exchange Commission (“SEC”) and is currently undergoing the SEC review process. After obtaining SEC approval, we will proceed with the public filing, which is expected to take approximately 3 to 6 months. Following the public filing, we will conduct a series of roadshows to determine the offering price, the duration of which will depend on market response and the underwriters’ judgment. At the public filing stage, the listing date remains uncertain, and the funds raised from the capital markets will only be available after the listing.

4.

Excerpt from Section 5, Item 7 of the Subscription Agreement: “If the investee company conducts a public offering during the issuance period of this preferred stock or..., the investee company shall redeem the preferred stock in advance in accordance with the provisions of Item 4 of this section.” Due to the public offering, our Company shall execute the early redemption of preferred stock.

5.

As stated in point 3, the funds raised from the capital markets will only be obtained after the listing, and the listing process involves various uncertainties. If the early redemption occurs without capital market funding, it will place significant financial pressure on our Company. Therefore, to ensure compliance with Section 5.7 of the Subscription Agreement while maintaining our Company’s normal operations, we propose supplementing the interpretation of this clause, allowing our Company to complete the early redemption of the preferred shares within two months after the official listing using the funds raised from the capital markets.

Taipei Computer Association

Address: 13th Floor, No. 2, Section 3, Bade Road, Songshan District, Taipei City 105 Phone: [***] Contact: [***] Email: [***]

8F, No. 26, Wencheng Road, Beitou District, Taipei City, 112037

Attention: OBOOK HOLDINGS INC.

Date: February 7, 2025

Letter Number: 1140001117

Speed: Regular

Confidentiality Level:

Attachments: As stated in the document

Subject:	Response to the letter of OB2024121201

Description:

1.

In accordance with Section 5, Item 7 of the Share Subscription Agreement signed between your companies and National Development Fund on May 18, 2020, if the invested company undergoes a public offering during the period of the issuance of the preferred shares, the preferred shares should be subject to early redemption.

2.

Kindly proceed with the early redemption of the preferred shares in accordance with the aforementioned clause and your company’s proposed procedure outlined in the previous letter. Should there be any further issues or questions, please feel free to contact our project office at the phone number: 02-2709-2186.